EXHIBIT 10.9


                                    AGREEMENT

     This Agreement ("Agreement") is entered into this 30th day of January, 2003, by and among the PENSION BENEFIT GUARANTY CORPORATION ("PBGC"), a United States government corporation and agency of the United States, WKI HOLDING COMPANY, INC. ("WKI"), a corporation organized under the laws of the State of Delaware, and BW HOLDINGS, LLC ("BW"), a limited liability company organized under the laws of the State of Delaware.

                                    RECITALS
                                    --------

     WHEREAS, WKI and several of its affiliates filed voluntary petitions for
reorganization under chapter 11 of the Bankruptcy Code, 11 U.S.C.   101 -1330 on
May 31, 2002 ("WKI Bankruptcy Case");

     WHEREAS, WKI is the contributing sponsor, as that term is defined in 29 U.S.C. 1301(a)(13), of the World Kitchen, Inc. Pension Plan ("WKI Pension Plan");

     WHEREAS, as of May 31, 2002, BW was a member of the same Controlled Group (as such term is hereinafter defined) with WKI (the "BW Controlled Group"), and thus, jointly and severally liable under Title IV of ERISA for the WKI Pension Plan's unfunded benefit liabilities under 29 U.S.C. 1362(b), in the event of the termination of the WKI Pension Plan while WKI was a member of the BW Controlled Group;

     WHEREAS, upon the Effective Date (as such term is hereinafter defined) WKI will no longer be a member of the BW Controlled Group;


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     WHEREAS, PBGC, has asserted that, without certain agreements, the removal of WKI from the BW Controlled Group may reasonably be expected to cause PBGC's long run loss with respect to the WKI Pension Plan to increase unreasonably; and

     WHEREAS, PBGC desires to provide protection for the WKI Pension Plan in the event the WKI Pension Plan terminates in the future under Title IV of ERISA; and

     WHEREAS, WKI and BW have agreed to provide certain assurances to PBGC concerning the WKI Pension Plan, and

     NOW, THEREFORE, in consideration for the mutual covenants contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

I.     DEFINITIONS
       -----------

     As used in this Agreement, the following terms shall have the meaning set forth below:

     "Agreement" shall mean this agreement by and among PBGC, WKI and BW.
      ---------

     "BW" shall mean BW Holdings, LLC.
      ---

     "Code" shall mean the Internal Revenue Code of 1986, as amended.
      -----

     "Controlled Group" shall have the meaning ascribed thereto under 29 U.S.C.
      -----------------
1301(a)(14).

     "Effective Date" shall mean the effective date of WKI's Plan of
      ---------------
Reorganization.

     "Enhanced Contributions" shall mean the contributions in the aggregate
      -----------------------
amount of Seven Million dollars ($7,000,000) to be made by WKI to the WKI Pension Plan under section III of this Agreement.


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
     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as
      ------
amended.

     "IRS" shall mean the Internal Revenue Service.
      ---

     "Maximum Tax Deductible Contribution Amount" shall have the meaning set
      ------------------------------------------
forth in section III of this Agreement.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation.
      -----

     "Pension Plans" shall mean the WKI Pension Plan and the Borden Chemical,
      --------------
Inc. Employee Retirement Income Plan (or any successor plan).

     "Plan Year" shall mean the WKI Pension Plan plan year, which, as of the
      ----------
date of this Agreement, is the period January 1 to December 31 (or such other period as may be changed in accordance with section VI.D. of this Agreement).

     "Required Credit Balance" shall have the meaning set forth in section III
      ------------------------
of this Agreement.

     "Standard Termination" shall have the meaning ascribed thereto under 29
      ---------------------
U.S.C. 1341(b).

     "Unfunded Benefit Liabilities" shall mean the amount of the WKI Pension
      -----------------------------
Plan's unfunded benefit liabilities (as defined in 29 U.S.C. 1301(a)(18)).

     "WKI" shall mean WKI Holding Company, Inc. (prior to and after the
      ----
Effective Date).

     "WKI Controlled Group" shall mean the Controlled Group of which WKI is a
      ---------------------
member from and after the Effective Date.

     "WKI Pension Plan" shall mean the World Kitchen, Inc. Pension Plan (or any
      -----------------
successor plan).


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
     "WKI's Plan of Reorganization" shall mean the Second Amended Joint Plan of
      -----------------------------
Reorganization of World Kitchen, Inc., Its Parent Corporation and Its Subsidiary Debtors (as such terms are defined therein), dated November 15, 2002, as modified, which was confirmed by an order of the Bankruptcy Court in the WKI Bankruptcy Case, dated December 23, 2002 (copies of which have been provided to the PBGC).

II.  PBGC'S OBLIGATIONS
     ------------------

     In consideration of WKI's and BW's obligations described in this Agreement, PBGC will (A) forebear from instituting proceedings to terminate the Pension Plans in advance of the Effective Date and (B) withdraw with prejudice all of the claims filed by PBGC with respect to the Pension Plans in the WKI Bankruptcy Case. This Agreement shall not otherwise limit PBGC's rights under ERISA with respect to the Pension Plans, including the right to seek termination of the Pension Plans after the Effective Date.

III. WKI'S OBLIGATIONS
     -----------------

     WKI shall have the following obligations under this Agreement:

          A. WKI shall pay in cash to the WKI Pension Plan Enhanced Contributions in the aggregate amount of $7,000,000, as follows:

               (1) For Plan Year 2003, WKI will pay $2,000,000;
               (2) For Plan Year 2005, WKI will pay $2,500,000; and
               (3) For Plan Year 2006, WKI will pay $2,500,000.

               The Enhanced Contributions due for a particular Plan Year shall be paid in equal quarterly installments on the same dates (April 15, July 15, October 15 and January 15) that the statutorily required quarterly minimum funding contributions are due for such Plan Year. The Enhanced Contributions will be in addition to any minimum funding contributions owed to the WKI Pension Plan for Plan Years 2003, 2005, and 2006.


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
          B. Notwithstanding section III.A above, WKI shall contribute no less than $13,000,000 for Plan Year 2003 and $10,000,000 for Plan Year 2004.

          C. WKI shall maintain a Required Credit Balance for the WKI Pension Plan throughout the term of the Agreement. WKI shall make contributions necessary to maintain the Required Credit Balance for the WKI Pension Plan. Any contributions necessary to meet the Required Credit Balance for a particular Plan Year shall be made no later than January 15th following the end of the Plan Year (provided, however, that nothing in this Agreement shall require or otherwise accelerate the timing of the payment of the regular minimum funding contribution which is due no later than September 15th of the following Plan Year).

               For purposes of this Agreement, Required Credit Balance shall mean the following:

               (1) For Plan Year ending December 31, 2003, the Required Credit Balance shall mean the greater of:

                    (a) The credit balance in the WKI Pension Plan as of December 31, 2002 plus interest at the WKI Pension Plan's funding standard account rate plus $2,000,000, or

                    (b) The credit balance that results in the WKI Pension Plan's funding standard account as of December 31, 2003 if $13,000,000 is contributed to the WKI Pension Plan for 2003.

               (2) For the Plan Year ending December 31, 2004, the Required Credit Balance shall mean the greater of:

                    (a) The Required Credit Balance as of December 31, 2003 plus interest at the WKI Pension Plan's funding standard account rate, or

                    (b) The Required Credit Balance as of December 31, 2003 plus interest at the WKI's Pension Plan's funding standard account rate plus any additional credit balance that results if $10,000,000 is contributed to the WKI Pension Plan for 2004.


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
               (3) For each Plan Year ending December 31, 2005 and thereafter for so long as the Agreement in effect, the Required Credit Balance shall equal the sum of

                    (a) The Required Credit Balance as of the end of the prior Plan Year plus interest at the WKI Pension Plan's funding standard account rate, plus

                    (b)  The Enhanced Contribution, if any, due for the Plan
                         Year.

          D. The Enhanced Contributions cannot be used to offset the quarterly contributions under 26 U.S.C. 412(m) and 29 U.S.C. 1082(e).

          E. Maximum Tax Deductible Contribution Amount means, with respect to a Plan Year, the maximum amount of contributions to the WKI Pension Plan for such Plan Year that would be tax deductible pursuant to 26 U.S.C. 404, determined as if the applicable interest rate is the lowest interest rate in the "permissible range" prescribed by 26 U.S.C. 412(b)(5)(B)(ii), as modified by 26 U.S.C. 412(l)(7)(C), or any successor provision thereto to determine "current liability" as defined under 26 U.S.C. 412.

               Notwithstanding anything in this Agreement, contributions to the WKI Pension Plan for any given Plan Year will not be required to exceed WKI Pension Plan's Maximum Tax Deductible Contribution Amount. If any portion of an Enhanced Contribution is not deductible, then that portion shall be carried over and paid in the next taxable year in which it is deductible. Any such carryover payment will be in addition to any other Enhanced Contributions required for such next year.

               The Required Credit Balance shall reflect the full contributions required under section III.A and III.B above, regardless as to whether the actual contributions have been limited by this section III.E.

               If at the end of the Plan Year the actual credit balance is less than the Required Credit Balance as a result of the limitations of tax-deductibility for a Plan Year or any earlier Plan Year, WKI shall make contributions sufficient to bring the actual credit balance up to the Required Credit Balance, but only to the extent that such contributions are deductible.

IV.  BW'S OBLIGATIONS
     ----------------

     On or before the Effective Date, BW shall provide to PBGC an irrevocable Letter of Credit ("Letter of Credit") payable to PBGC. The Letter of Credit shall have the following terms:

     A.   Amount and Duration: BW shall cause a financial institution reasonably
          -------------------
          acceptable to PBGC to issue for the benefit of PBGC, in form, scope and substance reasonably acceptable to PBGC, in the amount of $15,000,000. The Letter of Credit shall have a term of not less than one year, shall be irrevocable and shall be renewable for successive periods of at least one year following expiration until drawn down in whole or in part, subject to the termination provisions set forth below. Additionally, PBGC acknowledges and agrees that the Letter of Credit attached as Exhibit A hereto, including the financial institution referred to therein, satisfies the requirements of this section IV.A.

     B.   Annual Notice and Replacement: The Letter of Credit shall be deemed
          -----------------------------
          automatically extended for one year from its expiration date unless at least sixty (60) days prior to any such expiration date, the applicable issuing financial institution shall notify PBGC by registered mail or courier mail that the applicable issuing financial institution elects not to renew the Letter of Credit. If the issuing financial institution does not intend to renew, BW must provide PBGC a replacement Letter of Credit before the thirtieth (30) day prior to the expiration of the Letter of Credit then in place.

     C.   Draw Events: The Letter of Credit shall permit a draw of its entire
          -----------
          amount if:

               (1) During the life of the Agreement, BW fails to cause the Letter of Credit to be renewed no later than thirty (30) days prior to the Letter of Credit's expiration date,

               (2) PBGC receives a Notice of Intent to Terminate the WKI Pension Plan pursuant to 29 U.S.C. 1341(c), or

               (3) PBGC issues a Notice of Determination with respect to the WKI Pension Plan pursuant to 29 U.S.C. 1342;

          provided, however, that upon occurrence of either of the events listed in (2) and (3) above, the entire amount of the Letter of Credit ("LC Amount") shall be transferred into an escrow account (to be established as reasonably agreed by BW and PBGC) and shall remain in such escrow account until the earlier to occur of (x) such time as BW and PBGC agree in writing that the WKI Pension Plan has terminated pursuant to 29 U.S.C. 1341 or 1342, or has not so terminated, and therefore, that such amount should be released to PBGC or BW, as applicable, or (y) the issuance of a final order by a court of competent jurisdiction that the WKI

          Pension Plan has terminated or will terminate, as of a particular date, or that no such termination has or will occur as of a particular date, at which time the LC Amount shall be released to PBGC or BW, as applicable, plus interest thereon, as determined by, and subject to, the next succeeding paragraph.

          During the period between the date the LC Amount is drawn ("Transfer Date") and the date the LC Amount is finally released ("Release Date"), the LC Amount shall be invested in United States Treasury securities. In the event that the LC Amount is released to PBGC, all interest earned on the LC Amount between the Transfer Date and the termination date of the WKI Pension Plan, as finally determined, shall be transferred to BW and the balance of the escrow amount shall be transferred to PBGC. In the event that the LC Amount is released to BW, all interest earned on the LC Amount shall also be transferred to BW.

          If the Unfunded Benefit Liabilities in the WKI Pension Plan on the termination date of the WKI Pension Plan, or in the case of (1) above, the Transfer Date, is less than $15,000,000, PBGC shall also return any such excess to BW, as soon as practicable, plus interest earned, if any, on such excess from the Transfer Date to the date such excess is returned.

     D.   Assignment. BW may assign (without the consent of any party hereto)
          ----------
          its rights and obligations hereunder to one or more affiliates or WKI or their respective successors. The parties hereto acknowledge and agree that this Agreement contemplates that BW will assign its rights and obligations hereunder to WKI on the fifth anniversary of the Effective Date. Once WKI has started causing a letter of credit reasonably acceptable to PBGC to be issued for the benefit of PBGC, WKI or its successor shall be substituted for BW for purposes of this Agreement.

     E.   Termination. Notwithstanding the foregoing or anything herein to the
          -----------
          contrary, the Letter of Credit and BW's obligations hereunder shall terminate immediately upon (1) any draw down on the Letter of Credit, in whole or in part or (2) the termination of this Agreement pursuant to section V.A


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
V.   TERMINATION OF THE AGREEMENT
     ----------------------------

     A. This Agreement shall terminate in its entirety on the date that PBGC is required to provide written notice pursuant to section V.B. below that any one of the following events described in (1), (2), (3) or (4) below has occurred. The termination of this Agreement shall be effective for all purposes as the date of the occurrence of the first to occur of any such events.

          (1) The date on which WKI demonstrates that the WKI Pension Plan has Unfunded Benefit Liabilities of zero as of the last day of a Plan Year for two consecutive full Plan Years (the first date this test can be measured is for Plan Years ending December 31, 2006 and December 31, 2007), or

          (2) The date on which WKI obtains a rating of at least BBB and Baa2, respectively, on its unsecured debt from Standard & Poor's and Moody's, but no earlier than five years after the Effective Date, or

          (3) The date on which WKI meets the following financial condition: the average ratio of WKI's consolidated earnings before interest and taxes to interest expense for three consecutive years has been at least 2.4 and is at least 2.4 in the third such year, with the consecutive three-year test beginning no earlier than the 2005 fiscal year, or

          (4) The date on which PBGC receives a Form 501 - Post Distribution Certification for the WKI Pension Plan indicating that the WKI Pension Plan has terminated in a Standard Termination under 29 U.S.C. 1341(b).

     B. Upon the occurrence of any one of the events in section V.A above, WKI will provide written notice to PBGC and, if applicable (i.e., prior to any assignment by BW of its rights and obligations under this Agreement to WKI), BW evidencing such occurrence. Within thirty (30) days after receipt of that notification, PBGC will, if one of the events in section V.A. above has occurred, provide written notice to WKI and (if applicable) BW acknowledging that such an event has occurred.

VI.  NOTICE REQUIREMENTS
     -------------------

     From and after the Effective Date, WKI shall deliver or cause to be delivered to PBGC's Corporate Finance and Negotiations Department the following:

     A. Actuarial Valuation Report no later than October 31 of the current Plan Year, for the WKI Pension Plan.

     B. Within ten (10) days after filing with the IRS, Form 5500 with attachments for the WKI Pension Plan.

     C. Written notice thirty (30) days prior to any plan merger and/or transfers of liabilities or assets described in 26 U.S.C. 414(l) to or from the WKI Pension Plan (other than de minimis mergers and transfers), which merger and/or transfers shall be subject to PBGC's written consent in advance, such consent not to be unreasonably withheld. Any merger and/or transfers under 26 U.S.C. 414(l) shall be made using PBGC safe harbor assumptions.

     D. Written notice thirty (30) days prior to any change in the Plan Year for the WKI Pension Plan, which change shall be subject to PBGC's written consent in advance, such consent not to be unreasonably withheld.

     E. A copy of any reportable event notice at the same time such notice is filed in accordance with 29 C.F.R. Part 4043, as well as copies of any notices otherwise required to be filed with the IRS or PBGC concerning the WKI Pension Plan at the time filing is made.

     F. Written notice within thirty (30) days of any event of default under any debt instrument with an outstanding balance of $20,000,000 or more, unless the event of default is cured or waived within such thirty day period.

     G. Written notice within thirty (30) days of the adoption of amendments to the WKI Pension Plan together with copies of the amendments.

     H. Written notice thirty (30) days prior to any sale, transfer or other disposition of assets of any member of the post-emergence WKI Controlled Group where such assets (1) represent fifteen percent (15%) or more of the book value of the assets of the WKI Controlled Group on a consolidated basis, or (2) generated fifteen percent (15%) or more of the consolidated revenues or operating income.

     I. Written notice of the date and amount of contributions and the Enhanced Contributions made to the WKI Pension Plan within ten (10) days after the contributions and Enhanced Contributions are made, or written notice of the failure to make any contributions or Enhanced Contributions within two
          (2) days after the due date of the contributions and Enhanced Contributions.

     J. Within ten (10) days after the final contribution for the 2002 Plan Year is made, but no later than October 31, 2003, a certificate from the WKI Pension Plan's enrolled actuary stating the credit balance in the WKI Pension Plan as of December 31, 2002.

     K. By January 31, 2004 and annually thereafter, a certificate from the WKI Pension Plan's enrolled actuary setting forth the calculation of the Required Credit Balance as of the immediately preceding December 31 and the amount of the payment required to maintain the Required Credit Balance (assuming in both cases that any additional amounts which are due to be contributed to the WKI Pension Plan as minimum funding contributions for such year are actually contributed for such Plan Year by September 15th of the following year). The certification should include a statement that the contribution necessary to maintain the WKI Pension Plan's Required Credit Balance is not limited by the maximum amount deductible for the Plan Year, or, if the contribution is limited, the statement shall contain detail showing the calculations of the limitation and the reallocation to later Plan Years.

     L. Written notice thirty (30) days prior to any change in any of the WKI Pension Plan's actuarial assumptions or methods for the purpose of the minimum funding standard of 26 U.S.C. 412, which change shall be subject to PBGC's written consent in advance of any such change, such consent not to be unreasonably withheld.

VII. DEFAULT.
     -------

     A. The occurrence of any one of the following events, subsequent to the Effective Date, shall constitute an "Event of Default" under this Agreement:

          (1)  WKI fails to make any payment to the WKI Pension Plan required by section III above within fifteen (15) days of the due date; or

          (2) WKI files a petition seeking relief for itself under the bankruptcy, insolvency or similar laws of any jurisdiction or files an answer consenting to, admitting the material allegations of, or otherwise not controverting, or failing timely to controvert, such a petition; or

          (3) An order for relief is entered against WKI under any bankruptcy, insolvency or similar law, which order is not stayed, adjudging it a


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
               bankrupt or insolvent, or appointing a receiver, liquidator or trustee of WKI or any substantial part of its properties, or ordering the reorganization, winding-up or liquidation of its affairs; or upon the expiration of 90 days after the filing of any involuntary petition against WKI seeking any such relief without the petition being dismissed prior to that time; or

          (4) WKI (1) makes a general assignment for the benefit of its creditors, or (2) consents to the appointment of or taking possession by a receiver, liquidator or trustee of WKI or any substantial part of its property, or (3) admits its insolvency or inability to pay its debts generally as such debts become due, or
               (4) fails generally to pay its debts as such debts become due, or
               (5) takes or permits any action looking to the dissolution or liquidation of WKI.

     B. Upon the occurrence of an Event of Default, all Enhanced Contributions required by section III not already made by WKI to the WKI Pension Plan shall be immediately due and payable.

VIII. RIGHTS AND REMEDIES
      -------------------

     A. Upon an Event of Default, PBGC may exercise any and all legal and equitable remedies available to it under ERISA and/or other law to enforce WKI's obligations under section III of this Agreement.

     B. The rights and remedies of PBGC hereunder, whether provided for herein or existing at law, in equity or by statute, shall be cumulative and concurrent and any exercise of such right or remedy shall not preclude the simultaneous or later exercise of all other rights and remedies.

IX.  REPRESENTATIONS AND WARRANTIES
     ------------------------------

     A. PBGC represents and warrants to WKI and BW, as of the date of this Agreement, as follows:

          (1)  Authorizations. PBGC possesses full corporate power and authority
               --------------
               to execute, deliver and perform this Agreement. The officers of PBGC executing this Agreement have been duly authorized to execute and deliver this Agreement.

          (2)  Binding Effect. This Agreement has been duly executed and
               --------------
               delivered by PBGC and constitutes a legal, valid and binding obligation of PBGC and is enforceable against it in accordance with its terms.

          (3)  Reliance. PBGC recognizes and acknowledges that WKI and BW have
               --------
               relied on the representations and warranties contained in this section IX.A in entering into this Agreement and that these representations and warranties shall survive the execution and delivery of this Agreement.

     B. WKI represents and warrants to PBGC, and BW, as of the date of this Agreement as follows:

          (1)  Authorization. WKI is a corporation duly organized, existing and
               -------------
               in good standing under the laws of the State of Delaware. WKI possesses full corporate power and authority to execute, deliver and perform this Agreement. Any person or entity executing this Agreement on behalf of WKI has been duly authorized to do so.

          (2)  Binding Effect. This Agreement has been duly executed and
               --------------
               delivered by WKI and constitutes a legal, valid and binding obligation of WKI and enforceable against WKI in accordance with its terms, subject to the effects of applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          (3)  No Conflict. The execution, delivery and performance of this
               -----------
               Agreement by WKI is not in contravention of, and does not constitute a default under, the terms of any of WKI's respective articles of incorporation, by-laws or other organizational documentation, or any law, regulation, decree, order, judgment, indenture, agreement or undertaking to which WKI is a party or by which WKI or any of its properties are bound or result in the creation of imposition of any lien on any of the respective properties of WKI.

          (4)  No Consents Required. No consent, approval, authorization,
               --------------------
               filing, registration or other similar formality of or with any governmental authority, agency or instrumentality, or any other person or entity is required in connection with the execution, delivery or performance by WKI of this Agreement.

          (5)  Reliance. WKI recognizes and acknowledges that PBGC and BW have
               --------
               relied on the representations and warranties contained in this section IX.B in entering into this Agreement and that these representations and warranties shall survive the execution and delivery of this Agreement.

     C. BW represents and warrants to PBGC, and WKI, as of the date of this Agreement as follows:

          (1)  Authorization. BW is a limited liability company duly organized,
               -------------
               existing and in good standing under the laws of the State of Delaware. BW possesses full corporate power and authority to execute, deliver and perform this Agreement. Any person or entity executing this Agreement on behalf of BW has been duly authorized to do so.

          (2)  Binding Effect. This Agreement has been duly executed and
               --------------
               delivered by BW and constitutes a legal, valid and binding obligation of BW and enforceable against BW in accordance with its terms, subject to the effects of applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          (3)  No Conflict. The execution, delivery and performance of this
               -----------
               Agreement by BW is not in contravention of, and does not constitute a default under, the terms of any of BW's respective articles of incorporation, by-laws or other organizational documentation, or any law, regulation, decree, order, judgment, indenture, agreement or undertaking to which BW is a party or by which BW or any of its properties are bound or result in the creation of imposition of any lien on any of the respective properties of BW.

          (4)  No Consents Required. No consent, approval, authorization,
               --------------------
               filing, registration or other similar formality of or with any governmental authority, agency or instrumentality, or any other person or entity is required in connection with the execution, delivery or performance by BW of this Agreement.

          (5)  Reliance. BW recognizes and acknowledges that PBGC and WKI have
               --------
               relied on the representations and warranties contained in this section IX.C


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
               in entering into this Agreement and that these representations and warranties shall survive the execution and delivery of this Agreement.

X.   GENERAL PROVISIONS

     A.     Governing Law.  This Agreement and the rights and obligations of the
            -------------
parties hereunder shall, except to the extent preempted by federal law, be governed by and construed in accordance with the laws of the State of Delaware.

     B.     Enforceability.  This Agreement may be enforced only by the parties
            --------------
hereto. This Agreement is solely for the benefit of the parties hereto and is not intended to confer upon any person except the parties hereto any rights or remedies hereunder.

     C.     Entire Agreement.  Except as provided in section X.F below, this
            ----------------
Agreement and any instruments or documents delivered or to be delivered in connection herewith represent the entire agreement and understanding concerning the subject matter between the parties hereto, and supersede all other prior agreements, understandings, negotiations, discussions, proposals and offers concerning the subject matter hereof, whether oral or written.

     D.     Successors and Assigns; Amendments and Waivers.  This Agreement
            ----------------------------------------------
shall be binding upon and inure to the benefit of each of the parties affected thereby and their respective successors and assigns, provided that, except as provided in section IV.D of the Agreement, any purported assignment, delegation or transfer, by WKI and BW of any respective rights or obligations hereunder without PBGC's prior written consent, which consent shall not be unreasonably withheld, shall be null and void. Neither this Agreement nor any provision thereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement which shall be signed by all parties hereto, as the case may be.

     E.     Notices.  All notices and other communications made pursuant  to
            -------
this Agreement shall be in writing and shall be delivered to the intended recipient at the address so specified below or at such other address as shall be designated by any of them in a notice to each other party set forth herein. A notice or other communication will be deemed to have been given on the date received, except that if received on a Saturday, Sunday or federal holiday, the notice or other communication will be deemed to have been given on the first day following the date received that is not a Saturday, Sunday or federal holiday.

WKI:
---

               WKI Holding Company, Inc.
               11911 Freedom Square
               Reston, Virginia  20190
               Attn:  General Counsel

               With copy to:
               ------------
               Jones Day
               901 Lakeside Avenue
               Cleveland, OH  44114
               Attn:  Mary D. Maloney, Esq.



BW:
--

               BW Holdings, LLC
               c/o Borden Holdings, Inc.
               2711 Centerville Road
               Suite 202
               Wilmington, Delaware  19808

               With copy to:
               ------------
               Simpson Thacher & Bartlett
               425 Lexington Avenue
               New York, New York 10017
               Attn:  David Sorkin, Esq.


PBGC:          Pension Benefit Guaranty Corporation
----
               1200 K Street, NW, Suite 270
               Washington, DC  20005-4026
               Attn:  Director, Corporate Finance and Negotiations Department
               Facsimile:  (202) 842-2643

               With copy to:
               ------------
               Pension Benefit Guaranty Corporation
               1200 K Street, NW, Suite 340
               Washington, DC  20005-4026
               Facsimile:  (202) 326-4112

     F.     Confidentiality.  The confidentiality agreements currently in effect
            ---------------
between PBGC and BW and between PBGC and WKI shall each remain in effect throughout the term of this Agreement. In addition, BW agrees (1) to treat any confidential information disclosed or furnished by WKI under this Agreement, regarding WKI or the WKI Pension Plan as confidential commercial and financial information and (2) not to disclose such information except as required by law or as may be necessary in connection with any court or administrative proceedings.

     G.     Section Headings.  The titles used in the section headings of this
            ----------------
Agreement are solely for the convenience of the parties and shall not be controlling for purposes of the interpretation of the Agreement.

     H.     Counterparts.  This Agreement may be executed in identical
            ------------
counterparts, each of which shall be an original as against the party that signed it, and all which together shall constitute one and the same instrument. No party to this Agreement shall be bound by this Agreement until a counterpart has been executed by or on behalf of all parties.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the day and year first set forth above.


                  WKI HOLDING COMPANY, INC.



                  By:    /s/ John C. Sorensen
                Name:    John C. Sorensen
               Title:    Treasurer



                  BW HOLDINGS, LLC
                  BY:    WHITEHALL ASSOCIATES, L.P.
                           ITS MANAGING MEMBER

                  BY:    KKR ASSOCIATES, L.P.
                           ITS GENERAL PARTNER



                  By:    /s/ Scott Stuart
                Name:    Scott Stuart
               Title:    General Partner


                  PENSION BENEFIT GUARANTY CORPORATION



                  By:    /s/ Andrea E. Schneider
                Name:    Andrea E. Schneider
               Title:    Director, Corporate Finance and Negotiations Department